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                                  EXHIBIT 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP

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                                                                  Exhibit 23.2

                      [LETTERHEAD OF KPMG PEAT MARWICK LLP]



                          Independent Auditors' Consent

The Board of Directors
Peoples Bancorp, Inc.:

We consent to the attachment as an exhibit in the registration statement on Form S-8 of Peoples Bancorp, Inc. of our report dated January 21, 1997, relating to the consolidated statements of condition of Trenton Savings Bank, FSB as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Trenton Savings Bank, FSB.




/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP

Short Hills, New Jersey
June 23, 1997